EXHIBIT (10)(i)70

                           WPS POWER DEVELOPMENT, INC.
                             1088 SPRINGHURST DRIVE
                           GREEN BAY, WISCONSIN 54304


December 21, 2001



Central Hudson Enterprises Corporation
110 Main Street
Poughkeepsie, NY  12601

RE:  TRANSMISSION CONGESTION CONTRACTS

Ladies & Gentlemen:

We refer you to the two Transmission Congestion Contracts held by Central Hudson
Enterprises   Corporation  ("CHEC")  described  in  the  Confidential   Offering
Memorandum regarding CH Resources, Inc. dated September 2001 (the "TCCs").

This letter reflects our understanding and agreement regarding the transfer and assignment of the TCCs. CHEC shall transfer and assign all of its rights, title and interest in and to the TCCs to WPS Energy Services, Inc. or one of its corporate affiliates ("ESI"), and ESI shall assume all obligations under the TCCs, for a cash purchase price of $3,982,440 payable by ESI to CHEC at closing subject to adjustment as provided below. Such transfer shall take place pursuant to an Assignment and Assumption Agreement containing reasonable and customary terms and conditions to be agreed between the parties. The closing of such transfer shall take place no later than the closing under the Stock Purchase Agreement dated as of December 21, 2001 (the "SPA") between Central Hudson Energy Services, Inc. and us.

The purchase price shall be adjusted as follows: (i) if the closing is delayed beyond May 15, 2002, the price shall be reduced by $4,700 for each day from and including May 16, 2002 through and including the date of the closing subject to the limitation set forth in Section 9.14 of the SPA; and (ii) if the closing occurs prior to April 16, 2002, the price shall be increased by $4,700 for each day after the closing date to but not including April 16, 2002. In no event shall such adjustment exceed an aggregate amount of $625,000.

If this letter meets with your understanding of our agreement, please so indicate by signing in the space provided below, whereupon this will become a binding agreement between us.

Very truly yours,

WPS POWER DEVELOPMENT, INC.


By:        /s/ CHARLES A. SCHROCK
    --------------------------------------
    Name:  Charles A. Schrock
    Title:    President

ACCEPTED AND AGREED TO:

CENTRAL HUDSON ENTERPRISES CORPORATION


By:        /s/ ALLEN R. PAGE
      --------------------------------------
      Name:  Allen R. Page
      Title:  President